Exhibit 4(c)
                                     [FRONT]

REGISTERED                                                            REGISTERED

No. FLR ____

[CUSIP]

                        CONSTELLATION ENERGY GROUP, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                           MEDIUM-TERM NOTE, SERIES B

                                 (FLOATING RATE)

     [If this Note is registered in the name of The Depository Trust Company (the "Depositary") (55 Water Street, New York, New York) or its nominee, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Note is exchanged in whole or in part for Notes in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co. has an interest herein.]

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PRINCIPAL AMOUNT:                           _____________________

INITIAL INTEREST RATE:                      ______________________

STATED MATURITY:                            ______________________

INDEX MATURITY:                             ______________________

SPREAD:                                     ______________________

ORIGINAL ISSUE DATE:                        ______________________

SPREAD MULTIPLIER:                          ______________________ %

ISSUE PRICE:                                ______________________

MAXIMUM INTEREST RATE:                      ______________________ %

MINIMUM INTEREST RATE:                      ______________________ %

CALCULATION AGENT:                          ______________________

INTEREST PAYMENT DATES:
(Monthly, Quarterly,
  Semi-Annually

  or Annually)                              ______________________

INTEREST RESET DATES:
(Daily, Weekly, Monthly,
  Quarterly, Semi-Annually

  or Annually)                              ______________________

INTEREST DETERMINATION
  DATES:                                    ______________________

CALCULATION DATES:                          ______________________

INTEREST RATE BASIS (Check One):

_____ CD Rate
_____ Commercial Paper Rate

_____ LIBOR ( _____ Reuters _____ Telerate)
_____ Treasury Rate
_____ Federal Funds Effective Rate
_____ Prime Rate
_____ CMT Rate              ( _____ Telerate 7055)
                            ( _____ Telerate 7052)

                REDEEMABLE

       AT THE OPTION OF THE                                   REDEMPTION PRICES
       COMPANY ON OR AFTER                               (% OF PRINCIPAL AMOUNT)
       ------------------                               -----------------------
       ------------------                               -----------------------
       ------------------                               -----------------------
       ------------------                               -----------------------

       SUBJECT TO REPURCHASE
       AT THE OPTION                                      REPURCHASE PRICES
       OF THE HOLDER ON                                 (% OF PRINCIPAL AMOUNT)
       ----------------                                 -----------------------
       ------------------                               -----------------------
       ------------------                               -----------------------
       ------------------                               -----------------------
       ------------------                               -----------------------

[Remarketing provisions, if any, to be included here]

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                                      -2-

               Constellation Energy Group, Inc., a Maryland corporation (herein called the "Company" which term includes any successor corporation under the Indenture, as hereinafter defined), for value received, promises to pay to Cede & Co. or its registered assigns, the principal sum of DOLLARS on the Stated Maturity shown above and to pay interest on said principal sum from the Original Issue Date shown above if interest has not been paid on this Note or from the most recent Interest Payment Date for which interest has been paid or duly provided for until Stated Maturity or, if applicable, upon redemption or repurchase at the rate per annum determined in accordance with the provisions on the reverse hereof, depending on the Interest Rate Basis and the Spread and/or Spread Multiplier, as the case may be, specified above. Interest will be payable on each Interest Payment Date and at Stated Maturity or upon redemption or repurchase. Each payment of interest payable at Stated Maturity or, if applicable, upon redemption or repurchase shall include interest to, but excluding the date of Stated Maturity or redemption or repurchase. In the event this Note is issued between a Record Date (the date 15 calendar days prior to each Interest Payment Date whether or not such day shall be a Business Day) and an Interest Payment Date or on an Interest Payment Date, the first day that interest shall be payable will be on the Interest Payment Date following the next succeeding Record Date. In the event of a default in the payment of interest, interest will be payable as provided in that certain Indenture, dated as of March 24, 1999 (the "Indenture"), by and between the Company and The Bank of New York, a corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture).

               Pursuant to the provisions of the Indenture, the Company will maintain an agency at The Bank of New York in The City of New York, New York (the "Bank"), or at such other agencies as may from time to time be designated, where the Notes may be presented for payment, for registration of transfer and exchange, and where notices or demands to, or upon, the Company may be served.

               The interest so payable on the dates specified above will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the Record Date for such Interest Payment Date, which shall be the date 15 calendar days prior to each Interest Payment Date whether or not such day shall be a Business Day; provided, however, that interest payable at Stated Maturity or, if applicable, upon redemption or repurchase, shall be payable to the person to whom principal shall be payable. Payment of the principal of and interest on this Note will be made at the Bank in U.S. dollars; provided, however, that payments of interest (other than any interest payable at Stated Maturity or upon redemption or repurchase) may be made at the option of the Company (i) by checks mailed to the addresses of the persons entitled thereto as such addresses shall appear in the register of the Notes or (ii) by wire transfer to persons who are holders of record at such other addresses that have been filed with the Bank on or prior to the Record Date.

               Payment of the principal, premium, if any, and interest payable at Stated Maturity, or, if applicable, upon redemption or repurchase, on this Note will be made in immediately available funds at the request of the holder provided that this Note is presented to the Bank in time for the Bank to make such payments in such funds in accordance with its normal procedures.

               Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

               Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee or a duly designated authentication agent by manual signature, this Note shall not be entitled to any benefit under said Indenture, or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, Constellation Energy Group, Inc. has caused this instrument to be executed in its corporate name with the manual or facsimile signature of its President or a Vice President and a facsimile of its corporate seal to be imprinted hereon, attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated:

CONSTELLATION ENERGY GROUP, INC.


By:               ____________________
                        President


ATTEST:

                  ____________________               [SEAL]
                         Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the Indenture described herein.

Dated:

THE BANK OF NEW YORK


By:      ____________________

         Authorized Signatory

                                    (REVERSE)

                                    (REVERSE)

                        CONSTELLATION ENERGY GROUP, INC.

                           MEDIUM-TERM NOTE, SERIES B
                              (FLOATING RATE NOTE)

               This Note is one of a duly authorized issue of debt securities (the "Securities") of the Company, of a series designated as its Medium-Term Notes, Series B (herein called the "Notes"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $500,000,000, issued and to be issued under the Indenture, to which Indenture and all relevant indentures supplemental thereto reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee, the Bank and the Securityholder and the terms upon which the Notes are, and are to be, authenticated and delivered. The Securities, of which the Notes constitute a series, may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. All capitalized terms not otherwise defined herein shall have the definitions assigned to them in the Indenture.

         Commencing with the applicable Interest Reset Date first following the Original Issue Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset daily, weekly, monthly, quarterly, semi-annually or annually as shown on the face hereof. The interest rate per annum for each interest reset period shall be calculated on the applicable Interest Determination Date specified on the face hereof and shall be the Interest Rate Basis specified on the face hereof, determined in accordance with the provisions of the applicable heading below, adjusted by adding or subtracting a Spread and/or multiplying by a Spread Multiplier, as the case may be, specified on the face hereof; provided, however, that (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date with respect to this Note will be the Initial Interest Rate specified on the face hereof and (ii) the interest rate in effect for the ten days immediately prior to the Stated Maturity or redemption or repurchase will be that in effect on the tenth day preceding such Stated Maturity or redemption or repurchase. Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates, to, but not including, the next succeeding Interest Reset Date or until the Stated Maturity, or the date of redemption or repurchase, as the case may be. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day (as defined below), except that if the Interest Rate Basis specified on the face hereof is LIBOR, and if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Subject to provisions of applicable law and except as specified herein, on each Interest

     Reset Date the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.

         All percentages resulting from any calculation on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent with one-half cent being rounded upward.

DETERMINATION OF CD RATE.

         If the Interest Rate Basis on this Note is the CD Rate, the CD Rate with respect to this Note shall equal the rate on each Interest Determination Date designated on the face hereof for negotiable certificates of deposit having the Index Maturity designated on the face hereof as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date designated on the face hereof pertaining to such Interest Determination Date, then the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit having the Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit." If such rate was neither published in H.15(519) by 9:00 A.M., New York City time, on such Calculation Date nor in Composite Quotations by 3:00 P.M., New York City time, on such date, the CD Rate for that CD Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity in a denomination of $5,000,000; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the CD Rate as adjusted for the Spread and/or Spread Multiplier, as the case may be, for the immediately preceding interest reset period.

         The CD Rate determined with respect to any Interest Determination Date will become effective on and as of the applicable Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to first Interest Reset Date will be the Initial Interest Rate specified on the face hereof, and (ii) the interest rate in effect for the ten days immediately preceding the Stated Maturity or redemption will be that in effect on the tenth day preceding such Stated Maturity or redemption.

DETERMINATION OF COMMERCIAL PAPER RATE.

         If the Interest Rate Basis on this Note is the Commercial Paper Rate, the Commercial Paper Rate with respect to this Note shall equal the Money Market Yield (calculated as described below) of the rate on each Interest Determination Date designated on the face hereof for commercial paper having the Index Maturity designated on the face hereof as published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date designated on the face hereof pertaining to such Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on such Interest Determination Date for commercial paper having the Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If such rate was neither published in H.15(519) by 9:00 A.M., New York City time, on such Calculation Date nor in Composite Quotations by 3:00 P.M., New York City time, on such date, the Commercial Paper Rate for that Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 A.M., New York City time, on that Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity designated on the face hereof placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the Commercial Paper Rate as adjusted for the Spread and/or
     Spread Multiplier, as the case may be, for the immediately preceding interest reset period.

         "Money Market Yield" shall be a yield (expressed as a percentage rounded upwards, if necessary, to the next higher one-hundred thousandth of a percentage point) calculated in accordance with the following formula:

              Money Market Yield =              D x 360
                                             --------------          x 100
                                             360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which interest is being calculated.

         The Commercial Paper Rate determined with respect to any Interest Determination Date will become effective on and as of the applicable Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof; and (ii) the interest rate in effect for the ten days immediately preceding the Stated Maturity or redemption will be that in effect on the tenth day preceding such Stated Maturity or redemption.

DETERMINATION OF LIBOR.

         If the Interest Rate Basis on this Note is LIBOR, LIBOR with respect to this Note will be determined by the Calculation Agent in accordance with the following provisions:

         (a) With respect to any Interest Determination Date, LIBOR will be determined by either (i) the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity designated on the face hereof, commencing on the second Business Day immediately following such Interest Determination Date, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on that Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page, or (ii) the rate for deposits in U.S. dollars having the Index Maturity designated on the face hereof, commencing on the second Business Day immediately following such Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such Interest Determination Date. If neither Reuters Screen LIBO Page nor Telerate Page 3750 is specified on the face hereof, LIBOR will be determined as if Telerate Page 3750 had been specified.

         (b) With respect to an Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page or no rate appears on Telerate Page 3750 for the applicable Index Maturity as described in (a) above, LIBOR will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such Interest Determination Date at which deposits in U.S. dollars having the Index Maturity designated on the face hereof are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent commencing on the second Business Day immediately following such Interest Determination Date and in a principal amount not less than $1,000,000 that in the Calculation Agent's judgment is representative for a single transaction in such market at such time (a "Representative Amount"). The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks having the specified Index Maturity commencing on the second Business Day immediately following such Interest Determination Date and in a Representative Amount; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as LIBOR as adjusted for the Spread and/or Spread Multiplier, as the case may be, for the immediately preceding interest reset period.

         LIBOR determined with respect to any Interest Determination Date will become effective on and as of the applicable Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof and (ii) the interest rate in effect for the ten days immediately preceding the Stated Maturity or redemption will be that in effect on the tenth day preceding such Stated Maturity or redemption.

DETERMINATION OF FEDERAL FUNDS EFFECTIVE RATE.

         If the Interest Rate Basis on this Note is the Federal Funds Effective Rate, the Federal Funds Effective Rate with respect to this Note shall equal with respect to each Interest Determination Date designated on the face hereof the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published prior to 11:00 A.M., New York City time, on the Calculation Date designated on the face hereof pertaining to such Interest Determination Date, then the Federal Funds Effective Rate will be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate was neither published in H.15(519) by 11:00 A.M., New York City time, on such Calculation Date nor in Composite Quotations by 3:00 P.M., New York City time, on such date, the Federal Funds Effective Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates, as of 11:00 A.M., New York City time, on that Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the Federal Funds Effective Rate as adjusted for the Spread and/or Spread Multiplier, as the case may be, for the immediately preceding interest reset period.

         The Federal Funds Effective Rate determined with respect to any Interest Determination Date will become effective on and as of the applicable Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof; and (ii) the interest rate in effect for the ten days immediately preceding the Stated Maturity or redemption will be that in effect on the tenth day preceding such Stated Maturity or redemption.

DETERMINATION OF PRIME RATE.

         If the Interest Rate Basis on this Note is the Prime Rate, the Prime Rate with respect to the Note shall equal with respect to each Interest Determination Date designated on the face hereof the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date designated on the face hereof pertaining to such Interest Determination Date, then the Prime Rate will be the arithmetic mean (rounded upwards, if necessary, to the next higher one-hundred thousandth of a percentage point) of the rates of interest publicly announced by each bank that appear on the Reuters Screen USPRIMEONE Page as such bank's prime rate or base lending rate as in effect for that Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIMEONE Page for the Interest Determination Date, the Prime Rate will be the arithmetic mean of the prime rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Interest Determination Date by four major money center banks in The City of New York selected by the Calculation

Agent. If fewer than two quotations are provided, the Prime Rate shall be determined on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500 million and being subject to supervision or examination by a Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the Prime Rate as adjusted for the Spread and/or Spread Multiplier, as the case may be, for the immediately preceding interest reset period.

         The Prime Rate determined with respect to any Interest Determination Date will become effective on and as of the applicable Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof; and (ii) the interest rate in effect for the ten days immediately preceding the Stated Maturity or redemption will be that in effect on the tenth day preceding such Stated Maturity or redemption.

DETERMINATION OF TREASURY RATE.

         If the Interest Rate Basis on this Note is the Treasury Rate, the Treasury Rate with respect to this Note shall equal with respect to each Interest Determination Date designated on the face hereof the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity designated on the face hereof as published in H.15(519) under the heading, "U.S. Government Securities/Treasury Bills/Auction Average (Investment)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date designated on the face hereof pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated on the face hereof are neither published in H.15(519) by 9:00 A.M., New York City time, on such Calculation Date, nor otherwise published or reported as provided above by 3:00 P.M., New York City time on such date, or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers in The City of New York selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the Treasury Rate as adjusted for the Spread and/or Spread Multiplier, as the case may be, for the immediately preceding interest reset period.

         The Treasury Rate determined with respect to any Interest Determination Date will become effective on and as of the applicable Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof; and (ii) the interest rate in effect for the ten days immediately preceding the Stated Maturity or redemption will be that in effect on the tenth day preceding such Stated Maturity or redemption.

Determination of CMT Rate

         If the Interest Rate Basis on this Note is the CMT Rate, the CMT Rate with respect to this Note shall equal with respect to each Interest Determination Date designated on the face hereof the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities.. Federal Reserve Board Release H.15... Mondays Approximately 3:45 P.M.," under the column for the Index Maturity designated on the face hereof (i) if the Designated CMT Telerate Page is 7055, the rate for the applicable Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the Interest Determination Date occurs. If no page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Index Maturity designated on the face hereof as published in the relevant H.15 (519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Index Maturity on the face hereof (or other United States Treasury rate for such Index Maturity for that Interest Determination Date with respect to such Interest Reset Date) as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for that Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M. (New York City time) on that Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating  the highest  quotation  (or, in the event of  equality,  one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Note") with an original maturity of approximately the Index Maturity designated on the face hereof and a remaining term to maturity of not less than such Index Maturity minus one year. If two Treasury Notes with an original maturity as described in the preceding  sentence
have remaining terms to maturity equally close to the Index Maturity designated on the face hereof, the quotes for the Treasury Note with the shorter remaining term to maturity will be used. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for that Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M. (New York City time) on that Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Index Maturity designated on the face hereof and a remaining term to maturity closest to such Index Maturity and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the rate of interest in effect for the applicable period will be the same as the CMT Rate as adjusted for the Spread and/or Spread Multiplier, as the case may be, for the immediately preceding Interest Reset Period.

         The CMT Rate determined with respect to any Interest Determination Date will become effective on and as of the applicable Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof; and (ii) the interest rate, in effect for the ten days immediately preceding the Stated Maturity or redemption will be that in effect on the tenth day preceding such Stated Maturity or redemption.

         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. The Calculation Agent shall calculate the interest rate on this Note in accordance with the foregoing on each Interest Determination Date.

         The Interest Rate on this Note will in no event be higher than the maximum rate permitted by Maryland law as the same may be modified by the United States law of general applicability.

         The Calculation Agent will, upon the request of the Holder of this Note provide to such Holder the interest rate hereon then in effect and, if different, the interest rate which will become effective as of the next applicable Interest Reset Date.

         If any Interest Payment Date specified on the face hereof would otherwise be a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day, except that if (i) the rate of interest on this Note shall be determined in accordance with the provisions of the heading "Determination of LIBOR" above, and (ii) such Business

Day is in
the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. "Business Day" means any day other than a Saturday or Sunday that (a) is not a day on which banking institutions in the state of Maryland, or in New York, New York, are authorized or obligated by law or executive order to be closed, and (b) with respect to LIBOR Notes only, is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

        Interest payments for this Note will include interest accrued to but excluding the Interest Payment Dates; provided, however, that if the Interest Reset Dates with respect to this Note are daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal hereof is payable, will include interest accrued to and including the Record Date next preceding such Interest Payment Date. Accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid, as the case may be, shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the Original Issue Date or from the last date to which interest shall have been paid, as the case may be, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for each such day shall be computed by dividing the interest rate (expressed as a decimal, rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) applicable to each such day by 360, in the case of the Commercial Paper Rate, CD Rate, LIBOR, Federal Funds Effective Rate or Prime Rate, or by the actual number of days in the year in the case of the Treasury Rate or the CMT Rate.

               This Note may not be redeemed by the Company prior to Stated Maturity unless otherwise set forth on the face hereof. Notwithstanding Section
4.03 of the Indenture, pursuant to Section 4.01 thereof, and if so indicated on the face of this Note, this Note may be redeemed at the option of the Company, on any date on or after the date set forth on the face hereof in whole or in part in increments of $1,000, at a redemption price or prices designated on the face hereof to be redeemed together with interest thereon payable to the date fixed for redemption. This Note may be so redeemed in whole or in part whether or not other Notes of the same series are redeemed.

               Notice of redemption or repurchase will be given by the Company by mail to holders of the Notes to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. The Bank may carry out the responsibilities to be performed by the Trustee required by Article Four of the Indenture.

        The Company is not required to repurchase Notes from holders prior to Stated Maturity unless otherwise set forth on the face hereof. If so indicated on the face hereof, this Note may be repurchased by the Company at the option of the holder on the dates and at the prices designated thereon, in whole or in part in increments of $1,000, together with interest payable to the repurchase date. For book-entry notes, unless otherwise specified on the face of this Note, holders must deliver written notice to the Bank at least 30, but no more than 60, days prior to the date of repurchase, but no later than 5:00 p.m. New York City time on the last day for giving notice. The written notice must specify the principal amount to be repurchased and must be signed by a duly authorized officer of the Depositary participant (signature guaranteed). For definitive notes, unless otherwise specified on the face of this Note, holders must complete the "Option to Elect Repayment" on the reverse of this Note and then deliver this Note to the Bank at least 30, but no more than 45, days prior to the date of repurchase, but no later than 5:00 p.m. New York City time on the last day for giving notice. All notices are irrevocable.

               In the event of redemption or repurchase of this Note in part only, a new Note or Notes of this series, having the same Stated Maturity, optional redemption or repurchase provisions, Interest Rate and other terms and provisions of this Note, in authorized denominations in an aggregate principal amount equal to the unredeemed portion hereof will be issued in the name of the holder hereof upon the surrender hereof.

[Remarketing provisions, if any, to be included here]

               The Notes will not be subject to conversion, amortization or any sinking fund.

               As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note may be registered on the register of the Notes, upon surrender of this Note for registration of transfer at the Bank, or at such other agencies as may be designated pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee or the Bank duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               The Notes are issuable only as registered Notes without coupons in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of other authorized denominations having the same Interest Rate, Stated Maturity, optional redemption or repurchase provisions, if any, and Original Issue Date, as requested by the Securityholder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Trustee, the Bank, the Security registrar and any agent of the Company, the Trustee, the Bank, or the Security registrar may treat the Securityholder in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company, the Trustee, the Bank, the Security registrar nor any such agent shall be affected by notice to the contrary.

               If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of any series under the Indenture at any time by the Company with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding to be affected (voting as one class). The Indenture also permits the Company and the Trustee to enter into supplemental indentures without the consent of the holders of Securities of any series for certain purposes specified in the Indenture, including the making of such other provisions in regard to matters arising under the Indenture which shall not adversely affect the interest of the holders of such Securities. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

               The Indenture provides that no holder of any Security of any series may enforce any remedy with respect to such series under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of a continuing Event of Default and after written request by the holders of not less than 33% in aggregate principal amount of the outstanding Securities of such series and the offer to the Trustee of reasonable indemnity; provided, however, that such provision shall not prevent the holder hereof from enforcing payment of the principal of or interest on this Note.

               No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

               No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                 ASSIGNMENT FORM

               To assign this Note, fill in the form below:

Assignee's Social Security or Tax I. D. Number:  ________________


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Print or Type Assignee's Name, Address and Zip Code)

the within Note of the Company and hereby does irrevocably constitute and appoint

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

--------------------

                          -------------------------

                          Signature of Assignor

                          (Sign exactly as name appears on the face of the Note)


                             Dated: _______________

                      [HOLDER'S OPTION TO ELECT REPURCHASE]
                    [IN THE CASE OF CERTIFICATED NOTES ONLY]

The undersigned hereby irrevocably requests and instructs the Company to repurchase the within or attached Note (or portion thereof specified below) pursuant to its terms at a price equal to ___ % of the principal amount thereof, together with accrued interest, if any, to the repurchase date, to the undersigned, at

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Print or type name, address and phone number of the undersigned)

For the within or attached Note to be repurchased on the repurchase date, the Bank must receive at least 30, but not more than 45, days prior to the date of repurchase, but no later than 5:00 p.m. New York City time on the last day for giving notice, (i) this Note with the "Option to Elect Repayment" form duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name, address and telephone number of the holder of such Note, the principal amount of such Note, the amount of the Note to be repurchased, a statement that the option to elect repayment is being made thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repurchase" on the reverse of such Note duly completed will be received by the Bank not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and such Note and form are received by the Bank by such fifth Business Day.

If less than the entire principal amount of the within or attached Note is to be repurchased, specify the portion to be repurchased: $ ______________ and specify the denomination or denominations of the Note or Notes to be issued to the holder for the portion of the Note not being repurchased (in the absence of specific instruction, one such Note will be issued): $ _____________.

NOTICE: The signature to this Option to Elect Repayment must correspond with the names as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

                                             -------------------------
                          Signature of Holder

                          (Sign exactly as name appears on the face of the Note)


                          Dated: _______________